Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated VimpelCom 2000 Stock Option Plan of our report dated March 31, 2005, with respect to the consolidated financial statements of Open Joint Stock Company Vimpel-Communications, included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Ernst & Young LLC

Moscow, Russia

May 16, 2005